Exhibit 10.3
FIRST AMENDMENT TO CREDIT AGREEMENT
THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of October 29, 2018 (this “Amendment”), is entered into among Coeur Mining, Inc., a Delaware corporation (the “Borrower”), the Guarantors, the Lenders party hereto and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below and as amended by this Amendment).
RECITALS
A.    The Borrower, the Guarantors, the Lenders and the Administrative Agent entered into that certain Credit Agreement, dated as of September 29, 2017 (as previously amended, restated, supplemented or otherwise modified, the “Credit Agreement”).
B.    The parties hereto have agreed to amend the Credit Agreement as provided herein.
C.    In consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows.
AGREEMENT
1.    Amendments.
(a)    The following definitions in Section 1.01 of the Credit Agreement are hereby amended to read as follows:
“Aggregate Revolving Commitments” means the Revolving Commitments of all the Lenders. The amount of the Aggregate Revolving Commitments in effect on the First Amendment Effective Date is $250,000,000.
“Maturity Date” means October 29, 2022; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
(b)    The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.
“First Amendment Effective Date” means October 29, 2018.

“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
“LIBOR Successor Rate” has the meaning specified in Section 3.07.
“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent in consultation with the Borrower, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement).
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Scheduled Unavailability Date” has the meaning specified in Section 3.07.
(c)    Clause (a) of Section 2.16 of the Credit Agreement is hereby amended to read as follows:
(a)    after the First Amendment Effective Date, the aggregate amount of all Incremental Revolving Commitments and Incremental Term Loans effected pursuant to this Section 2.16 shall not exceed $50,000,000;

(d)    Section 3.07 of the Credit Agreement is hereby renumbered Section 3.08, and a new Section 3.07 is hereby added to the Credit Agreement to read as follows:
3.07    Successor LIBOR.
Notwithstanding anything to the contrary in this Agreement or any other Loan Documents (including Section 11.01 hereof), if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:
(a)    adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary, or
(b)    the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or

(c)    syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar Dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment. Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
If no LIBOR Successor Rate has been determined and the circumstances under clause (a) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) the Eurodollar Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.
Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.
(e)    A new clause (f) is hereby added to Section 5.12 of the Credit Agreement to read as follows:
(f)    The Borrower represents and warrants as of the First Amendment Effective Date that the Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA or otherwise) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.
(f)    Section 5.15 of the Credit Agreement is hereby amended by adding the following text at the end of such section:
As of the First Amendment Effective Date, the information included in the Beneficial Ownership Certification (if required) is true and correct in all respects.

(g)    In Section 6.02 of the Credit Agreement, (i) the “; and” at the end of clause (g) is hereby amended to read “;”, (ii) the “.” at the end of clause (h) is hereby amended to read “; and” and (iii) a new clause (i) is hereby added to read as follows:

(i)    promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation.
(h)    Section 6.16 of the Credit Agreement is hereby amended by adding the following text as a new paragraph at the end of such section:
To the extent not delivered on the First Amendment Effective Date, within sixty (60) days following the First Amendment Effective Date (or such later date as the Administrative Agent shall agree in its sole discretion), deliver to the Administrative Agent amendments to the Mortgages in effect on the First Amendment Effective Date, together with endorsements and updates to the applicable ALTA mortgagee title insurance policies, opinions of legal counsel and such other Real Property Security Documents reasonably requested by the Administrative Agent, in each case in form and substance reasonably acceptable to the Administrative Agent.

(i)    A new Section 9.12 is hereby added to Article IX of the Credit Agreement to read as follows:
9.12    ERISA Matters.
(a)     Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (i) sub-clause in the immediately preceding clause (a) is true with respect to a Lender or (ii) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent or the Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).
(j)    The second proviso in Section 11.01 of the Credit Agreement is hereby amended to read as follows:
provided, further, that notwithstanding anything to the contrary herein, (i) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (ii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein, (iii) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders, (iv) Incremental Facility Amendments may be effected in accordance with Section 2.16, (v) Extension Amendments may be effected in accordance with Section 2.17 and (vi) the Administrative Agent and the Borrower may make amendments contemplated by Section 3.07.
(k)    Schedule 2.01 of the Credit Agreement is hereby amended to read as attached as Schedule 2.01 hereto.
2.    Effectiveness; Conditions Precedent. This Amendment shall be effective as of the date hereof when all of the conditions set forth in this Section 2 shall have been satisfied in form and substance reasonably satisfactory to the Administrative Agent.
(a)    Execution and Delivery of Amendment. The Administrative Agent shall have received copies of this Amendment duly executed by the Loan Parties, each Lender and the Administrative Agent.
(b)    Opinion of Counsel. The Administrative Agent shall have received a favorable opinion of legal counsel (including appropriate local counsel) to the Loan Parties, addressed to the

Administrative Agent and each Lender, dated as of the date hereof, in form and substance reasonably satisfactory to the Administrative Agent.
(c)    Organization Documents, Resolutions, Etc. The Administrative Agent shall have received the following, each in form and substance reasonably satisfactory to the Administrative Agent:
(i)    copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Loan Party to be true and correct as of the date hereof, or a certification that no change has been made to the Organization Documents since the Closing Date;
(ii)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment; and
(iii)    such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation.
(d)    KYC Information.
(i)    Upon the reasonable request of any Lender made at least ten days prior to the date hereof, the Borrower shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, in each case at least five days prior to the date hereof.
(ii)    At least five days prior to the date hereof, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, it shall deliver a Beneficial Ownership Certification in relation to the Borrower.
(e)    Lender Fees. The Borrower shall have paid to the Administrative Agent for the account of each Lender the agreed amendment fees.
(f)    Fees and Expenses. The Borrower shall have paid all fees and expenses owed by the Borrower to the Administrative Agent and the Arranger including all reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent or the Arranger (directly to such counsel if requested by the Administrative Agent or the Arranger) to the extent payable pursuant to the Loan Documents and invoiced prior to or on the date hereof, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the date hereof (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent or the Arranger).

3.    Ratification of Credit Agreement. Each Loan Party acknowledges and consents to the terms set forth herein and agrees that this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents. This Amendment is a Loan Document.
4.    Authority/Enforceability. Each Loan Party represents and warrants as follows:
(a)    It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.
(b)    This Amendment has been duly executed and delivered by such Loan Party and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws and the availability of equitable remedies.
(c)    No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Loan Party of this Amendment, other than (i) those that have already been obtained and are in full force and effect and (ii) those for which the failure to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(d)    The execution, delivery and performance by such Loan Party of this Amendment do not (i) contravene the terms of its Organization Documents or (ii) violate any Law, except in each case as could not reasonably be expected to have a Material Adverse Effect.
5.    Representations and Warranties. Each Loan Party represents and warrants to the Lenders that after giving effect to this Amendment (a) the representations and warranties of each Loan Party contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects (provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties to the extent they are already modified or qualified by materiality in the text thereof) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties to the extent they are already modified or qualified by materiality in the text thereof) as of such earlier date, (b) no event has occurred and is continuing which constitutes a Default or an Event of Default and (c) as of the date hereof, the information included in the Beneficial Ownership Certification (if required) is true and correct in all respects.
6.    Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Amendment by telecopy or other secure electronic format (.pdf) shall be effective as an original.
7.    GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:	COEUR MINING, INC., a Delaware corporation
By: /s/ Peter C. Mitchell
Name: Peter C. Mitchell
Title: Senior Vice President and Chief Financial Officer

GUARANTORS:	COEUR EXPLORATIONS, INC.
By: /s/ Peter C. Mitchell
Name: Peter C. Mitchell
Title: Vice President
COEUR ROCHESTER, INC.
By: /s/ Peter C. Mitchell
Name: Peter C. Mitchell
Title: Vice President
COEUR CAPITAL, INC.
By: /s/ Peter C. Mitchell
Name: Peter C. Mitchell
Title: Vice President
COEUR ALASKA, INC.
By: /s/ Peter C. Mitchell
Name: Peter C. Mitchell
Title: Vice President
COEUR SOUTH AMERICA CORP.
By: /s/ Peter C. Mitchell
Name: Peter C. Mitchell
Title: Vice President

WHARF RESOURCES (U.S.A.), INC.
By: /s/ Peter C. Mitchell
Name: Peter C. Mitchell
Title: Vice President
WHARF RESOURCES MANAGEMENT INC.
By: /s/ Peter C. Mitchell
Name: Peter C. Mitchell
Title: Vice President
WHARF REWARD MINES INC.
By: /s/ Peter C. Mitchell
Name: Peter C. Mitchell
Title: Vice President
WHARF GOLD MINES INC.
By: /s/ Peter C. Mitchell
Name: Peter C. Mitchell
Title: Vice President
GOLDEN REWARD MINING COMPANY LIMITED PARTNERSHIP
By. Wharf Gold Mines Inc., its General Partner
By: /s/ Peter C. Mitchell
Name: Peter C. Mitchell
Title: Vice President

ADMINISTRATIVE

AGENT:	BANK OF AMERICA, N.A., as Administrative Agent
By: /s/ Paley Chen
Name: Paley Chen
Title: Vice President

LENDERS:	BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swingline Lender
By: /s/ Jonathan M. Phillips
Name: Jonathan M. Phillips
Title: Senior Vice President
ROYAL BANK OF CANADA,
as a Lender
By: /s/ Stam Fountoulakis
Name: Stam Fountoulakis
Title: Authorized Signatory
BANK OF MONTREAL, CHICAGO BRANCH,
as a Lender
By: /s/ Brian L. Banke
Name: Brian L. Banke
Title: Managing Director
THE BANK OF NOVA SCOTIA,
as a Lender
By: /s/ Ian Stephenson
Name: Ian Stephenson
Title: Managing Director
By: /s/ Monik Vora
Name: Monik Vora
Title: Associate Director

Schedule 2.01
SCHEDULE 2.01
COMMITMENTS AND APPLICABLE PERCENTAGES

Lender	Revolving Commitment	Applicable Percentage
Bank of America, N.A.	$87,500,000.00	35.000000000%
Royal Bank of Canada	$67,500,000.00	27.000000000%
Bank of Montreal, Chicago Branch	$47,500,000.00	19.000000000%
The Bank of Nova Scotia	$47,500,000.00	19.000000000%

Total	$250,000,000.00	100.000000000%